UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 29, 2007

GSI Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

2360 Owen Street
Santa Clara, California  95054
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 980-8388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 23, 2007, the Board of Directors of GSI Technology, Inc. (the “Company”) approved the grant of options for the Company’s common stock, effective as of May 29, 2007,  to the following executive officers of the Company:

Name of Officer	Position	No. of Shares
Lee-Lean Shu	President, Chief Executive Officer and Chairman	61,875

Robert Yau	Vice President, Engineering and Secretary	20,625

Each option vests and becomes 100% exercisable on January 13, 2011, subject to the optionee’s continued employment with the Company.  The exercise price of each option is $4.20, which was the closing sale price per share of the Company’s common stock reported on the Nasdaq Global Market on the effective date of grant.  The options expire on May 29, 2017.  The options were granted pursuant to the Company’s 2007 Equity Incentive Plan (the “Equity Plan”).

On May 30, 2007, the Compensation Committee of the Board of Directors of the Company approved forms of notice of grant and stock option agreement for use with the Equity Plan.  Copies of the Forms of Notice of Grant of Stock Option (U.S. Participant), Notice of Grant of Stock Option (Non-U.S. Participant), Stock Option Agreement (U.S. Participant) and Stock Option Agreement (Non-U.S. Participant) are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and incorporated by reference herein.  The form of Stock Option Agreement (U.S. Participant) and the form of Notice of Grant of Stock Option (U.S. Participant), except for the vesting schedule stated therein, will govern the options granted to Messrs. Shu and Yau.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
99.1	Form of Notice of Grant of Stock Option (U.S. Participant)

99.2	Form of Notice of Grant of Stock Option (Non-U.S. Participant)

99.3	Form of Stock Option Agreement (U.S. Participant)

99.4	Form of Stock Option Agreement (Non-U.S. Participant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2007

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Form of Notice of Grant of Stock Option (U.S. Participant)

99.2	Form of Notice of Grant of Stock Option (Non-U.S. Participant)

99.3	Form of Stock Option Agreement (U.S. Participant)

99.4	Form of Stock Option Agreement (Non-U.S. Participant)